                                                                    EXHIBIT 99.1

                                                                  CONFORMED COPY

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of June 22, 1995 (this "AGREEMENT"), among ADOBE SYSTEMS INCORPORATED, a California corporation ("PARENT"), FRAME TECHNOLOGY CORPORATION, a California corporation (the "COMPANY"), and Charles N. Corfield (the "HOLDER") of shares of the common stock, no par value (the "COMPANY COMMON STOCK"), of the Company;

                              W I T N E S S E T H:

    WHEREAS, the Company, Parent and J Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("SUB"), propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"; capitalized terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), pursuant to which Sub will be merged (the "MERGER") with and into the Company, and each outstanding share of Company Common Stock will be converted into the right to receive shares of the common stock, no par value, of Parent, on the basis described in the Merger Agreement;

    WHEREAS, the Holder, individually or as trustee or custodian, is the owner of the number of shares of Company Common Stock set forth opposite the Holder's name on SCHEDULE I to this Agreement (the "SUBJECT SHARES");

    WHEREAS, as a condition of its entering into the Merger Agreement, Parent has requested that the Holder agree, and the Holder has agreed, to vote the Subject Shares and to grant Parent an irrevocable proxy to vote the Subject Shares upon the terms and subject to the conditions set forth herein; and

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    1. AGREEMENT TO VOTE SHARES. At every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, the Holder (i) shall vote the Subject Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) shall vote the Subject Shares against any proposal made in opposition to or competition with consummation of the Merger, (iii) shall not vote the Subject shares in favor of any merger (including, without limitation, a Superior
Proposal or Alternative Transaction), consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its affiliates and (iv) shall vote the Subject Shares against any liquidation or winding up of the Company. The Holder agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of the Company(9)s business, assets or capital stock.

    2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, the Holder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A, which shall be irrevocable to the full extent permitted by law, with the total number of shares of capital stock of the Company beneficially owned by the Holder set forth therein.

    3.   REPRESENTATIONS  AND WARRANTIES  OF  THE  HOLDER.   The  Holder  hereby
represents and warrants to Parent that:

        (a) This Agreement has been duly executed and delivered by the Holder, and is the legal, valid and binding obligation of the Holder;

                                       1
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        (b) No  consent  of  any  court,  governmental  authority,  beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by the Holder; and

        (c) The Subject Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than this Agreement, except for Holder's brokerage margin account with Alex Brown & Sons in the current amount of $4,700,000.

    4.   REPRESENTATIONS AND  WARRANTIES OF  THE COMPANY.   The  Company  hereby
represents and warrants to Parent that:

        (a) This Agreement has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company;

        (b) No consent of any court, governmental authority or other person is necessary for the execution, delivery and performance of this Agreement by the Company; and

        (c) All of the Subject Shares have been duly authorized and validly issued and are fully paid and nonassessable.

    5.  COVENANTS OF THE HOLDER.  The Holder hereby agrees and covenants that:

        (a) Prior to the Termination Date, the Holder will not, in the Holder's capacity as a stockholder, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than Parent and its affiliates, concerning the sale of the Subject Shares, or the issuance and sale of Company Common Stock by the Company or, with respect to any merger or other business combination, any disposition or grant of an interest in a substantial asset or any similar transaction involving the Company;

        (b) Other than as provided for in Section 2(c) above, the Holder will not transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares or make any offer or agreement relating thereto at any time prior to the termination of this Agreement pursuant to Section 8 hereof; and

        (c) The Holder agrees that any shares of capital stock of the Company (including Company Common Stock) that the Holder purchases or with respect to which the Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to
    Section 8 shall be considered "Subject Shares" and subject to each of the terms and conditions of this Agreement.

    6.  COVENANTS OF THE COMPANY.  The Company hereby agrees and covenants that:

        (a) The Company will not, and will cause its stock transfer agent not to, register the transfer of any of the Subject Shares on the stock transfer ledger of the Company at any time prior to the termination of this Agreement pursuant to Section 8; and

        (b) The Company agrees that any shares of capital stock of the Company (including Company Common Stock) that the Holder purchases or with respect to which the Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to
    Section 8 shall be considered "Subject Shares" and subject to each of the terms and conditions of this Agreement.

    7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Company Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Subject Shares shall be adjusted appropriately.

    8. TERMINATION. This Agreement shall terminate on the earlier of (a) the Effective Time, (b) at any time upon written notice by Parent to the Holder terminating this Agreement and (c) 60 calendar days after the date on which the Merger Agreement is terminated.

                                       2
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    9.  NOTICES.   All notices and other  communications given or made  pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or to such other address for a party as shall be specified by like change of address), or sent by electronic transmission with confirmation received, to the telecopy number specified below, if any:

        (a) if to the Holder,:

            Mr. Charles N. Corfield
           c/o Frame Technology Corporation
           333 West San Carlos Street
           San Jose, California 95110
           Telecopy: (408) 975-6799

            with copy to:

            Wilson, Sonsini, Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California
           Attention: David J. Segre, Esq.
           Telecopy: (415) 493-6811

        (b) if to the Company:

            Frame Technology Corporation
           333 West San Carlos Street
           San Jose, California 95110
           Attention: President
           Telecopy: (408) 975-6799

            with a copy to:

            Wilson, Sonsini, Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: David J. Segre, Esq.
           Telecopy: (415) 493-6811

        (c) if to Parent:

            Adobe Systems Incorporated
           1585 Charleston Road
           Mountain View, California 94039
           Attention: President
           Telecopy: (415) 960-0359

            with a copy to:

            Shearman & Sterling
           555 California Street
           Suite 2000
           San Francisco, CA 94104
           Attention: Michael J. Kennedy, Esq.
           Telecopy: (415) 616-1199

    10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       3
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    11.   SEVERABILITY.   If any  term or  other provision of  this Agreement is
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    13. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve Parent of its obligations hereunder.

    14. AMENDMENT. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. Except as is provided in Section 8, this Agreement may only be terminated in a writing signed by each of the parties hereto. The waiver by any party of compliance with any provision of this Agreement by any other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

    15. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The Holder hereby irrevocably submits to the jurisdiction of any California state or federal court sitting in the City of San Francisco, in any action or proceeding arising out of or related to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Holder hereby irrevocably consents to the service of process which may be served in any such action or proceeding by certified mail, return receipt requested, by delivering a copy of such process to the Holder or by any other method permitted by law.

    16. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, this Agreement has been executed by each of the  parties hereto individually, by its duly authorized officer or in its capacity as a duly authorized trustee or custodian, all as of the date first above written.

                                          ADOBE SYSTEMS INCORPORATED

                                          By /s/  JOHN WARNOCK

                                             -----------------------------------
                                             John Warnock
                                             Chairman of the Board and
                                             Chief Executive Officer

                                          FRAME TECHNOLOGY CORPORATION

                                          By /s/  THOMAS F. KELLY

                                             -----------------------------------
                                             Thomas F. Kelly
                                             Executive Vice President

                                          THE HOLDER:

                                          /s/  CHARLES N. CORFIELD

                                          --------------------------------------
                                          Charles N. Corfield

                                       5
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                                   SCHEDULE I

HOLDER                                                                                           NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  ----------------
Charles N. Corfield............................................................................     2,143,333

                                                                       EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

                               IRREVOCABLE PROXY

    The undersigned shareholder of FRAME TECHNOLOGY CORPORATION, a California corporation (the "COMPANY"), hereby irrevocably (to the full extent permitted by law) appoints and constitutes the directors on the board of directors of ADOBE SYSTEMS INCORPORATED, a California corporation ("PARENT"), and Parent, and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable with respect thereof on or after the date hereof, until such time as the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995 (the "MERGER AGREEMENT"), among Parent, J Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent, and the Company, shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is irrevocable (to the full extent permitted by law) and is granted in connection with the Voting Agreement, dated as of June 22, 1995 (the "VOTING AGREEMENT"), among Parent, the Company and the undersigned, and is granted in consideration of Parent entering into the Merger Agreement.

    The attorneys and proxies named above will be empowered at any time prior to termination of the Voting Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger,
(iii) against, or so as to abstain with regard to, any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its affiliates, and (iv) against any liquidation or winding up of the Company.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Voting Agreement at every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger, (iii) against, or so as to abstain with regard to, any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its affiliates, and (iv) against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated: June 22, 1995

Signature of Shareholder:
Print name of Shareholder:      Charles N. Corfield
Shares beneficially owned:      shares of Company Common Stock